Exhibit 1.1

ARTICLES OF INCORPORATION

OF

NEWTEK BUSINESS SERVICES CORP.

ARTICLE I

INCORPORATOR

The undersigned, Barry Sloane, whose address is 212 West 35th Street, 2nd Floor, New York, New York 10001, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

CORPORATE TITLE

The name of the corporation is: Newtek Business Services Corp. (the “Corporation”).

ARTICLE III

BUSINESS PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Company whose address is 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202.

ARTICLE V

SHARES

The Corporation has authority to issue 200,000,000 shares at $0.02 par value per share.

ARTICLE VI

INITIAL DIRECTORS

The number of directors of the Corporation shall be one (1) which number may be increased or decreased pursuant to the bylaws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name of the director who shall act until the first meeting or until his successors are duly chosen and qualified is:

Barry Sloane

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 23rd day of August, 2013.

SIGNATURE OF INCORPORATOR:

Barry Sloane

I hereby consent to my designation in this document as resident agent for this Corporation.

CSC-LAWYERS INCORPORATING SERVICE COMPANY

Elinam Renner
Assistant Vice President